Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements (Form S-4 No. 33-44271, Form S-8 No. 33-59866, Form S-8 No. 333-44735
and Form S-8 No. 333-53417) of Hilb, Rogal and Hamilton Company of our report dated March 5, 1999, except as to Note 13 which is as of May 3, 1999, relating to the consolidated financial statements of American Phoenix Corporation, which appears in the Current Report on Form 8-K of Hilb, Rogal and Hamilton Company dated May 3, 1999.


/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
May 3, 1999